                                                                    Exhibit 4(o)

                    COMMON
  NUMBER             STOCK

ND                 PAR VALUE                                     SHARES
--               $1 PER SHARE
H

              INCORPORATED UNDER
             THE LAWS OF THE STATE                           SEE REVERSE FOR
                 OF MINNESOTA                              CERTAIN DEFINITIONS

                           DAYTON HUDSON CORPORATION

     This Certifies that


                                                              COUNTERSIGNED AND
                                                              REGISTERED:
                                                          FIRST CHICAGO TRUST
                                                          COMPANY OF NEW YORK
                                                                  TRANSFER AGENT
                                                                   AND REGISTRAR

                                                              AUTHORIZED OFFICER



     is the owner of
                        FULLY-PAID AND NON-ASSESSABLE SHARES
                        OF COMMON STOCK OF

                      Dayton Hudson Corporation, transferable
                      on the books of the Corporation by the
                      holder hereof in person or by duly
                      authorized attorney upon surrender of
                      this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Articles of Incorporation of the Corporation and all amendments thereto, copies of which are on file with the Transfer Agent, to all of which the holder, by acceptance hereof, assents. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

                          Witness the facsimile seal of the
                      Corporation and the facsimile signatures of its duly authorized officers.

                                                                       CORPORATE
                      DATED                                               SEAL


                      SECRETARY                                 CHAIRMAN AND CEO

                           DAYTON HUDSON CORPORATION

     The shares of stock of the Corporation are subject to certain rights, preferences and restrictions. A full statement of the classes of stock and of the series thereof, the number of shares in each class and series, and the relative rights, voting power, preferences and restrictions granted to or imposed upon the shares of stock of each class and series is contained in the Articles of Incorporation of the Corporation, as amended from time to time, a copy of which will be furnished to any shareholder upon request and without charge. Any such request should be addressed to the Secretary of the Corporation at its principal office or to the Transfer Agent.

     This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Dayton Hudson Corporation and Morgan Shareholder Services Trust Company, dated as of September 11, 1986 (the "Rights Agreement"), the terms of which (including restrictions on the transfer of such Rights) are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Dayton Hudson Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Dayton Hudson Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge promptly following receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights beneficially owned by Acquiring Persons (as defined in the Rights Agreement) or Associates or Affiliates thereof and any subsequent holder of such Rights may become null and void.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM  -  as tenants in common              UNIF GIFT MIN ACT  -       Custodian
                                                                   ---------------------
                                                                   (Cust)         (Minor)
TEN ENT  -  as tenants by the entireties                       under Uniform Gifts to Minors

JT TEN   -  as joint tenants with right of
            survivorship and not as tenants                Act ______________________
            in common                                                  (State)

       Additional abbreviations may also be used though not in the above list.


     For value received, _________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE
-----------------------------
|                           |
|___________________________|___________________________________________________


________________________________________________________________________________
             PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

________________________________________________________________________________


_________________________________________________________________________ Shares

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ___________________________________________
Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated, ____________________


                                        ________________________________________